EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)                                  on Form S-3 No. 333-44330, No. 333-79505, No. 333-108430, No. 333-117756, and No. 333-123088; and

(2)                                  on Form S-8 No. 333-102580, No. 333-109151, No. 333-32761, No. 333-117755, and No. 333-126544,

of our report dated February 6, 2007, with respect to the consolidated financial statements and the schedule of Innovo Group Inc. included in this Annual Report (Form 10-K/A) of Innovo Group Inc. for the year ended November 25, 2006.

/s/ Ernst & Young LLP

Los Angeles, California
February 6, 2007